UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2013

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on June 6, 2012, we, Griffin-American Healthcare REIT II Holdings, LP, our operating partnership, and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, on June 5, 2012 with Bank of America, N.A., as administrative agent, swingline lender and issuer of letters of credit; KeyBank National Association, as syndication agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets as joint lead arrangers and joint book managers; and the lenders named therein, to obtain an unsecured revolving line of credit with an aggregate maximum principal amount of $200,000,000, or the Line of Credit.

On May 24, 2013, we entered into a Second Amendment to the Credit Agreement, or the Amendment, with Bank of America, N.A., KeyBank National Association, RBS Citizens, N.A., and Comerica Bank, as existing lenders, and Barclays Bank PLC, Fifth Third Bank, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Sumitomo Mitsui Banking Corporation, as new lenders, which increased the aggregate maximum principal amount of the Line of Credit to $450,000,000. The Amendment also revised the amount that may be obtained by our operating partnership in the form of swingline loans from up to 15.0% of the maximum principal amount to up to $50,000,000. On May 24, 2013, we also entered into separate revolving notes, or the Revolving Notes, with each of Bank of America, N.A., KeyBank National Association, RBS Citizens, N.A., Comerica Bank, Barclays Bank PLC, Fifth Third Bank, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Sumitomo Mitsui Banking Corporation, whereby we promised to pay the principal amount of each revolving loan and accrued interest to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement.

The maximum principal amount of the Credit Agreement, as amended by the Amendment, may be increased by up to $200,000,000, for a total principal amount of $650,000,000, subject to (a) the terms of the Credit Agreement, as amended, and (b) such additional financing being offered and provided by existing lenders or new lenders under the Credit Agreement, as amended.

The Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including financial covenants, limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. Some of these covenants were revised in the Amendment. As of May 24, 2013, we were in compliance with all such covenants and requirements.

The actual amount of credit available under the Line of Credit at any given time is a function of, and is subject to, loan to value and debt service coverage ratios based on net operating income as contained in the Credit Agreement, as amended. Based on the value of our borrowing base properties, as such term has been revised in the Amendment, our aggregate borrowing capacity under the Line of Credit was $450,000,000 as of May 24, 2013. There were no borrowings outstanding and $450,000,000 remained available under the Line of Credit as of May 24, 2013.

The material terms of the Amendment and Revolving Notes are qualified in their entirety by the Second Amendment to Credit Agreement and Revolving Note for the benefit of Lenders attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Second Amendment to Credit Agreement dated as of May 24, 2013 by and among Griffin-American Healthcare REIT II Holdings, LP, subsidiary guarantors, Bank of America, N.A., KeyBank National Association, RBS Citizens, N.A., Comerica Bank, Barclays Bank PLC, Fifth Third Bank, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Sumitomo Mitsui Banking Corporation

10.2 Revolving Note dated May 24, 2013, by Griffin-American Healthcare REIT II Holdings, LP for the benefit of Lenders

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

May 24, 2013	By:	Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	10.1 Second Amendment to Credit Agreement dated as of May 24, 2013 by and among Griffin-American Healthcare REIT II Holdings, LP, subsidiary guarantors, Bank of America, N.A., KeyBank National Association, RBS Citizens, N.A., Comerica Bank, Barclays Bank PLC, Fifth Third Bank, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Sumitomo Mitsui Banking Corporation
10.2	Revolving Note dated May 24, 2013, by Griffin-American Healthcare REIT II Holdings, LP for the benefit of Lenders